Exhibit 10.2

ASSIGNMENT AND REDEMPTION AGREEMENT

(TRANSFER OF CLASS J UNITS FROM BFP LP TO JMB)

THIS ASSIGNMENT AND REDEMPTION AGREEMENT (this “Assignment”), dated as of December 29, 2014, is entered into between Brookfield Financial Properties, L.P., a Delaware limited partnership (“BFP LP”) and JMB 245 Park Avenue Holding Company, LLC, a Delaware limited liability company (“JMB” and, together with BFP LP, the “Parties”).

WITNESSETH:

WHEREAS, prior to the execution of this Agreement, BFP LP transferred (i) forty-eight and one-half percent (48.5%) of the membership interests in BFP 245 Park Co. LLC (“BFP 245 Park”), which owns an indirect interest in the property commonly known as 245 Park Avenue, New York, NY (the “Property”), and (ii) one hundred percent (100%) of the membership interests in BFP 245 Park MM LLC (“BFP MM”), which is the managing member of BFP 245 Park, to BFP-JMB 245 Park, L.P. (the “JV”) in exchange for the issuance of Common Units (the “Common Units”) and Class J Units (the “Class J Units”) of the JV to BFP LP;

WHEREAS, BFP LP and JMB are parties to that certain Limited Partnership Agreement of the JV, dated as of the date hereof (the “JV Agreement”); and

WHEREAS, in consideration of the redemption of JMB’s Class A Units (as defined in that certain Fourth Amended and Restated Agreement of Limited Partnership of BFP LP, dated December 31, 2002 (the “LPA”)) of BFP LP (the “Redemption”), BFP LP desires to transfer all of the Class J Units to JMB and shall make a distribution to JMB in the amount of $2,525,253.00 on the date hereof.

NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreement contained herein, and for other good and valuable consideration, do hereby agree as follows:

1.	Assignment. BFP LP hereby (a) distributes, transfers, conveys, assigns and delivers to JMB, and JMB hereby acquires and accepts from BFP LP, the Class J Units free and clear of any lien, claim or other encumbrance other than those arising out of the JV Agreement and (b) distributes to JMB by wire transfer of immediately available funds, to the account specified by JMB in writing to BFP LP, an amount equal to $2,525,253.00. Simultaneously with the completion of the delivery of the distributions set forth in the preceding sentence, the Class A Units owned by JMB are hereby redeemed in full by BFP LP, and JMB acknowledges that, effective as of the Redemption, JMB has no further interests in BFP LP.
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2.	Certain Tax Matters. The parties hereto intend that the distributions to JMB pursuant to Section 1 do not result in any change in JMB’s interest in the “unrealized receivables” or “appreciated inventory” (as such terms are used in Section 751(b) of the Internal Revenue Code of 1986, as amended (the “Code”)) held by BFP LP immediately prior to the distributions, so that neither JMB nor BFP LP shall recognize any taxable income or gain pursuant to Section 751(b) of the Code as a result of such distributions. The parties hereto shall prepare and file federal and applicable state and local income tax returns in a manner consistent with the foregoing intent of the parties.
3.	Release. Subject to the pertinence and consummation of the obligations set forth herein in accordance with their terms, the Parties hereby release and forever discharge each other, and each of their affiliates from any and all known and unknown claims, disputes, demands, debts, liabilities, obligations, causes of action, suits, attorneys’ fees and/or costs, of whatever nature or description, which the Parties had, now have or may have had arising from the LPA or this Assignment; provided that the foregoing is not intended to release any of BFP LP’s obligations, or waive any of JMB’s rights, with respect to the Class J Units or of the performance of the obligations set forth herein or in the JV Agreement.
4.	Representations and Warranties.

(a) BFP LP hereby represents and warrants as of the date hereof, as follows:

a.                BFP LP has full legal capacity, power and authority to execute and deliver this Assignment and to perform its obligations hereunder, and this Assignment has been duly executed and delivered by BFP LP.

b.               The execution and delivery of this Assignment, the consummation of the transactions contemplated hereby and the performance of BFP LP’s obligations hereunder will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to BFP LP, any material agreement or other material instrument to which BFP LP is a party or by which BFP LP or any of its properties is bound, or any judgment, decree, order, statute, rule or regulation applicable to BFP LP or BFP LP’s business or properties.

c.                Upon the consummation of the transactions contemplated hereby, JMB will receive valid title to the Class J Units, free and clear of any lien, claim or other encumbrance, and, subject to the terms of the JV Agreement, JMB will be entitled to exercise all rights and receive all benefits as the legal and record holder of the Class J Units.

d.               The JV holds a 48.5% membership interest in BFP 245 Park directly and holds 100% of the membership interest in BFP 245 Park MM LLC, which in turn owns a 0.5% membership interest in BFP 245 Park as the managing member of BFP 245 Park.

e.                Following the consummation of the transactions contemplated hereby, the ownership interests of the parties in the JV, BFP 245 Park and the property, 245 Park Avenue, will be as set forth in Exhibit A hereto.

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(b) JMB hereby represents and warrants as of the date hereof as follows:

a.      JMB has full legal capacity, power and authority to execute and deliver this Assignment and to perform its obligations hereunder, and this Assignment has been duly executed and delivered by JMB.

b.     The execution and delivery of this Assignment, the consummation of the transactions contemplated hereby and the performance of the JMB’s obligations hereunder by it will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to it, or any material agreement or other material instrument to which it is a party or by which it or any of its properties are bound, or any decree, order, statute, rule or regulation applicable to it or its business or properties.

5.	Entire Agreement; Amendments. This Assignment contains the entire understanding of the parties relating to the distribution and assignment of the Class J Units and the subject matter hereof and supersedes all prior agreements and understandings (oral or written) among the parties with respect thereto. This Assignment may be amended only by a written instrument duly signed by BFP LP and JMB.
6.	Further Assurances. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further contributions, assignments, releases, assumptions, or amendments of any of the agreements, as applicable, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Assignment.
7.	Severability. The invalidity of any term or terms of this Assignment will not affect any other term of this Assignment, which will remain in full force and effect.
8.	Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
9.	Execution in Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument and delivered by telecopy or other facsimile signature (which shall be deemed an original for all purposes).
10.	Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first-above written.

BROOKFIELD FINANCIAL PROPERTIES L.P., a Delaware limited partnership

By:	/s/ Edward F. Beisner
Name: Edward F. Beisner
Title: Senior Vice President

[Signature Page to Assignment and Redemption Agreement (Transfer of Class J Units from BFP LP to JMB)]

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JMB 245 PARK AVENUE HOLDING COMPANY, LLC, a Delaware limited liability company

By:	JMB/245 Park Avenue Associates, Ltd. an Illinois limited partnership, Manager

By:	JMB Park Avenue, Inc.,
an Illinois corporation, general partner

	By:	/s/ Patrick Meara
Name: Patrick Meara
Title: President

[Signature Page to Assignment and Redemption Agreement (Transfer of Class J Units from BFP LP to JMB)]

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EXHIBIT A

STRUCTURE CHART

(see attached)

Proposed 245 Park Structure

Brookfield Financial Properties, L.P.
JMB 245 Park Avenue Holding Company, LLC
Preferred GP
Managing GP and LP
BFP-JMB 245 Park, L.P.
2.0%
100%
48.5%
NYSTRS
BFP 245 Park MM LLC
49%
0.5%
BFP 245 Park Co. LLC
100%
BOP 245 Park LLC
Fee
245 Park Avenue New York, NY